Exhibit 99.1

Press Release

For Release:	For More Information Contact:
July 15, 2015	Patrick Oakes, Executive Vice President and Chief Financial Officer
919.627.6366, poakes@square1bank.com

SQUARE 1 FINANCIAL REPORTS SECOND QUARTER 2015 RESULTS
Durham, NC, July 15, 2015 - Square 1 Financial, Inc. (Nasdaq: SQBK) today announced results for the quarter ended June 30, 2015.
Consolidated net income available to common shareholders for the second quarter of 2015 was $9.9 million, or $0.33 per diluted share, compared to $8.2 million, or $0.27 per diluted share, for the first quarter of 2015. Earnings per share excluding the impact of merger-related expenses was $0.36 per diluted share for the second quarter of 2015 compared to $0.27 per diluted share for the first quarter of 2015.
“The brand momentum of Square 1 Bank coupled with a very healthy venture environment put us in a good place to produce both quality earnings and strong balance sheet growth,” said Doug Bowers, President and Chief Executive Officer of Square 1 Financial. “We remain focused on providing the best banking services to our clients in the innovation economy.”

Second Quarter Highlights
Highlights of the second quarter of 2015 include:

•	Return on average common equity of 12.24% and return on average assets of 1.14%.

•
Average loans grew 35.2% while period-end loans increased 31.6% compared to the second quarter of 2014. Average loans grew 10.5% while period-end loans increased 2.5% compared to the first quarter of 2015.

•
Average on-balance sheet deposits grew 34.2% while period-end on-balance sheet deposits increased 45.7% compared to second quarter of 2014. Average on-balance sheet deposits grew 12.5% while period-end on-balance sheet deposits increased 18.4% compared to the first quarter of 2015.

•	Average client investment funds of $1.6 billion, up 112.3% from the second quarter of 2014 and up 10.6% compared to the first quarter of 2015.

•	Net loan charge-offs were $3.5 million, or 0.92%, of average loans (annualized) for the second quarter of 2015.

•	An Efficiency ratio of 49.33% excluding merger-related expenses of $0.8 million in the second quarter of 2015.

•	Tangible book value per share of $10.92 as of June 30, 2015.
See "Non-GAAP Financial Measures" at the end of this release for reconciliations of our non-GAAP measures.
Earnings Summary
The increase in net income available to common shareholders compared to the first quarter of 2015 was due primarily to a $1.7 million decrease in the provision for loan losses, a $2.3 million increase in net interest income, and a $1.4 million increase in noninterest income, partially offset by a $2.0 million increase in noninterest expense and a $1.6 million increase in income tax expense.
Consolidated net income available to common shareholders for the six months ended June 30, 2015 was $18.1 million, or $0.59 per diluted share, compared to $15.8 million, or $0.58 per diluted share, for the six months ended June 30, 2014. Earnings per share excluding the impact of merger-related expenses was $0.62 per diluted share for the six months ended June 30, 2015.

Net Interest Income and Margin (Fully Tax Equivalent Basis)
The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. Net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. See the "Non-GAAP Financial Measures" section for a reconciliation of these non-GAAP measures to their most comparable GAAP measures.
Net interest income for the second quarter of 2015 increased $2.3 million compared to the first quarter of 2015, primarily due to an increase in loan interest income of $2.1 million driven by a higher average balance of our loan portfolio, partially offset by lower loan yields. An increase in investment interest income of $0.1 million also contributed to higher net interest income. The increase in investment interest income was driven by the higher average balance of our investment securities portfolio, partially offset by lower yields. Average deposits grew $351.6 million, or 12.5%, supporting a 10.5% increase in the average balance of our loan portfolio and a 2.5% increase in the average balance of our investment securities portfolio.
For the second quarter of 2015, our net interest margin decreased to 3.83% from 3.96% for the first quarter of 2015. This decrease was largely due to the lower yields earned on our loan and investment securities portfolios along with higher cash and investment securities balances due to the strong growth in deposits. The lower yield earned on our loan portfolio was driven by slightly lower interest yield. The lower yield on our investment securities portfolio was largely driven by higher prepayments on SBA securities.
Provision for Loan Losses
The $1.7 million decrease in the provision for loan losses compared to the first quarter of 2015 was primarily due to the impact of slower loan growth. Net loan charge-offs were $3.5 million, or 0.92%, of average loans (annualized) for the second quarter of 2015 compared to net loan charge-offs of $3.6 million, or 1.07%, of average loans (annualized) for the first quarter of 2015.
Noninterest Income
Noninterest income of $7.6 million for the second quarter of 2015 increased $1.4 million compared to the first quarter of 2015 largely due to a $1.2 million increase in net gain on securities and $0.3 million higher unrealized gains from our venture capital fund investments. The $4.8 million of core banking noninterest income within noninterest income increased $0.3 million compared to the first quarter of 2015. Core banking noninterest income represents recurring income from traditional banking services provided to our customers (see "Non-GAAP Financial Measures" section). Within core banking noninterest income $0.2 million higher letter of credit fees, $0.1 million higher service charges and fees income and $0.1 million higher credit card and merchant income was partially offset by $0.1 million lower foreign exchange fee income compared to the first quarter of 2015.
Warrant income was $0.2 million in the second quarter of 2015, compared to warrant income of $0.5 million in the first quarter of 2015. At June 30, 2015, the valuation of our remaining warrants was $5.1 million held in 484 companies, which included $0.6 million held in nine publicly traded companies.
Noninterest Expense
Noninterest expense for the second quarter of 2015 increased $2.0 million compared to the first quarter of 2015. The increase primarily resulted from $0.3 million higher personnel expenses, $0.3 million higher professional fees, $0.6 million higher merger-related expenses and a $0.2 million increase in the provision for unfunded credit commitments. Higher personnel expenses were driven by an increase of 10 full-time equivalent employees from the first quarter of 2015 and higher incentive compensation expense. The second quarter of 2015 included $0.8 million in merger-related expenses compared to $0.2 million of merger-related expenses in the first quarter of 2015.
Income Tax Provision
Our projected annual effective tax rate for 2015 increased to 31.9% from an annual effective tax rate of 31.4% for 2014 due to an increase in the portion of taxable income to nontaxable income.

Loans and Credit Quality
Average loans grew $144.1 million while period-end loans increased $37.5 million compared to the first quarter of 2015. Period-end loans to venture firms increased $26.2 million, or 13.8%, while total loans to venture-backed companies, including life sciences, technology and asset-based loans, were flat at June 30, 2015 compared to March 31, 2015 as increases in loans in the life sciences and technology segments were offset by an increase in payoffs in asset-based loans. Average loans grew $393.6 million while period-end loans increased $364.4 million compared to the second quarter of 2014. Period-end loans to venture firms increased $94.7 million, or 77.9%, while total loans to venture-backed companies, including life sciences, technology and asset-based loans were up $234.9 million, or 24.6%, at June 30, 2015 compared to June 30, 2014.
At June 30, 2015, nonperforming loans totaled $17.9 million, or 1.18%, of total loans compared to $18.3 million, or 1.24%, of total loans at March 31, 2015 and $12.3 million, or 1.07%, of total loans at June 30, 2014. The allowance for loan losses to nonperforming loans at June 30, 2015, was 139.58%, compared to 135.34% at March 31, 2015 and 175.54% at June 30, 2014.
Investments
Average investments grew 2.5% compared to the first quarter of 2015 as a result of continued strong deposit growth. Our available-for-sale securities portfolio totaled $1.5 billion at June 30, 2015, which increased $248.4 million, or 19.2%, compared to March 31, 2015. Our held to maturity securities portfolio increased $27.1 million, or 7.4%, to an amortized cost of $392.9 million at June 30, 2015, compared to $365.8 million at March 31, 2015. The increase in investments in the second quarter was primarily due to the purchase of $130.0 million of Treasury securities and $124.0 million of Agency MBS. The duration of the investment portfolio was estimated to be 2.7 years at the end of the second quarter of 2015.
Deposits and Client Investment Funds
Our June 30, 2015 period-end deposits increased $554.3 million, or 18.4%, to $3.6 billion from March 31, 2015 and increased $1.1 billion, or 45.7%, from June 30, 2014. These increases were primarily due to growth of our client base and a continued strong funding environment for venture-backed firms. Our period-end noninterest-bearing deposits increased $421.5 million, or 21.6%, while our interest-bearing deposits increased $132.8 million, or 12.5%, from March 31, 2015.
Average on-balance sheet deposits increased $351.6 million compared to the first quarter of 2015 and increased $806.4 million compared to the second quarter of 2014. The average cost of deposits was 0.02%, 0.03% and 0.02% for the second quarter of 2015, the first quarter of 2015 and second quarter of 2014, respectively, which yielded interest expense on deposits of $0.2 million, $0.2 million and $0.1 million for the same periods, respectively.
Our period-end client investment funds increased to $1.7 billion at June 30, 2015 from $1.5 billion at March 31, 2015, an increase of 17.2%, and increased 119.6% from $780.0 million at June 30, 2014, as our clients took advantage of alternative cash investment vehicles offered by Square 1 Asset Management, our registered investment adviser subsidiary. Average off-balance sheet client investment funds grew $152.4 million compared to the first quarter of 2015 and grew $842.2 million compared to the second quarter of 2014.
Additional Events
On March 2, 2015, PacWest Bancorp and Square 1 announced the signing of a definitive agreement and plan of merger under which PacWest Bancorp will acquire Square 1 in a transaction valued at approximately $849 million.
Subject to the satisfaction or waiver of the closing conditions contained in the merger agreement, including the approval of bank regulatory authorities and approval of the merger agreement by Square 1’s stockholders, PacWest Bancorp and Square 1 expect that the merger will be completed during the fourth quarter of 2015. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (i) market and economic conditions (including the interest rate environment, levels of public offerings, mergers and acquisitions and venture capital financing activities) and the associated impact on us; (ii) the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; (iii) our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; (iv) operational, liquidity and credit risks associated with our business; (v) deterioration of our asset quality; (vi) our overall management of interest rate risk; (vii) our ability to execute our strategy and to achieve organic loan and deposit growth; (viii) increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; (ix) the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; (x) volatility and direction of market interest rates; (xi) changes in the regulatory or legal environment; (xii) the ability to complete the proposed merger transaction, including obtaining regulatory approvals and approval by the stockholders of the Square 1, and business disruption caused by the proposed transaction and (xiii) other factors that are discussed in the section titled “Risk Factors,” in our Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 20, 2015.
The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend, or undertake any obligation to publicly update these forward-looking statements.
About Square 1 Financial
Square 1 Financial is a financial services company focused primarily on serving entrepreneurs and their investors. Square 1 Financial (Nasdaq: SQBK) is headquartered in Durham, North Carolina with thirteen loan production offices located in key innovation hubs across the United States. Through Square 1 Bank, which was formed by experienced venture bankers, commercial bankers and entrepreneurs, we offer a full range of banking and financial products focused on the entrepreneurial community and their venture capital and private equity investors. Since inception, we have operated as a highly-focused venture bank and have provided a broad range of financial services to entrepreneurs, growing entrepreneurial companies and the venture capital and private equity communities. We provide banking services to our clients, including venture, commercial and international banking services, asset-based lending programs, and SBA and USDA commercial and real estate loan programs. We also provide investment advisory and asset management services to our clients through Square 1 Asset Management, a subsidiary of Square 1 Bank. More information can be found at www.square1financial.com.

SQUARE 1 FINANCIAL, INC.

Summary Financial Information	At or For the
	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Performance Ratios:
Return on average assets	1.14%	1.04%	1.22%	1.09%	1.27%
Return on average common equity	12.24	10.66	11.74	11.47	13.63
Net interest margin(1)	3.83	3.96	4.03	3.89	4.07
Efficiency ratio(2)	49.33	48.92	51.29	49.13	50.96

Per Share Data:
Net income per basic common share	$0.33	$0.28	$0.28	$0.61	$0.61
Net income per diluted common share	0.33	0.27	0.27	0.59	0.58
Book value per common share	10.93	10.71	9.91	10.93	9.91
Tangible book value per common share(3)	10.92	10.70	9.88	10.92	9.88

Capital Ratios (consolidated):
Tier 1 leverage capital(4)	9.08%	9.61%	10.42%	9.08%	10.42%
Common equity Tier 1 capital(4)	12.11	11.73	14.70	12.11	14.70
Tier 1 risk-based capital(4)	12.11	11.73	14.70	12.11	14.70
Total risk-based capital(4)	13.14	12.73	15.88	13.14	15.88
Total shareholders’ equity to assets	8.35	9.55	10.35	8.35	10.35
Tangible common equity to tangible assets(5)	8.34	9.54	10.33	8.34	10.33

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.65%	1.67%	1.87%	1.65%	1.87%
Allowance for loan losses as a percent of nonperforming loans	139.58	135.34	175.54	139.58	175.54
Net charge-offs to average outstanding loans (annualized)	0.92	1.07	0.25	0.99	0.54
Nonperforming loans as a percent of total loans	1.18	1.24	1.07	1.18	1.07
Nonperforming assets as a percent of total assets	0.46	0.55	0.45	0.46	0.45

Other Ratios and Statistics:
Average loans, net of unearned income, to average deposits	47.8%	48.7%	47.5%	48.2%	48.5%
Period-end full-time equivalent employees	280	270	245	280	245
Average outstanding shares—basic	29,825	29,270	28,333	29,549	26,042
Average outstanding shares—diluted	30,495	30,281	29,664	30,391	27,753
Period-end outstanding shares—basic	29,881	29,758	28,640	29,881	28,640
Period-end outstanding shares—diluted	30,530	30,533	29,841	30,530	29,841

Financial Condition Data:
Average total assets	$3,503,389	$3,190,370	$2,644,511	$3,347,745	$2,510,087
Average cash and cash equivalents	211,733	85,076	223,988	148,754	171,998
Average investment securities - available-for-sale	1,337,891	1,309,450	1,054,438	1,323,749	1,011,040
Average investment securities - held-to-maturity	373,227	359,341	194,781	366,322	179,895
Average loans, net of unearned income	1,513,504	1,369,428	1,119,867	1,441,864	1,094,482
Average on-balance sheet deposits	3,165,466	2,813,912	2,359,042	2,990,659	2,255,351
Average total client investment funds	1,592,218	1,439,848	749,976	1,516,454	690,340
Average total shareholders' equity	325,094	310,104	275,014	317,640	236,804

(1)	Represents net interest income as a percent of average interest-earning assets.

(2)
Represents noninterest expense, excluding merger-related expenses divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. Efficiency ratio, as calculated, is a non-GAAP financial measure. See “Non-GAAP Financial Measures.”

(3)
Tangible book value per common share is a non-GAAP financial measure. Tangible common equity is computed as total shareholders’ equity less intangible assets. Tangible book value per common share is calculated as tangible common equity divided by common shares outstanding. We believe that the most directly comparable GAAP financial measure is book value per common share. See “Non-GAAP Financial Measures.”

(4)	Tier 1 leverage, Common equity Tier 1, Tier 1 risk-based and Total risk-based capital ratios for June 30, 2015 and Common equity Tier 1 capital ratios for June 30, 2014 are estimates.

(5)
Tangible common equity to tangible assets is a non-GAAP financial measure. Tangible common equity is computed as total shareholders’ equity less intangible assets. Tangible assets are calculated as total assets less intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets. See “Non-GAAP Financial Measures.”

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Balance Sheets

(in thousands, except share and per share data)	June 30, 2015	March 31, 2015	June 30, 2014
Assets	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$39,579	$32,236	$49,953
Interest-bearing deposits in other banks	347,768	93,994	179,091
Federal funds sold and securities purchased under resale agreements	—	—	594
Total cash and cash equivalents	387,347	126,230	229,638
Investment in time deposits	1,002	1,001	1,250
Investment securities—available for sale, at fair value	1,541,342	1,292,931	1,093,684
Investment securities—held to maturity, at amortized cost	392,872	365,771	210,236
Loans, net of unearned income of $8.7 million, $8.6 million and $5.5 million	1,516,032	1,478,582	1,151,616
Less allowance for loan losses	(25,037)	(24,739)	(21,556)
Net loans	1,490,995	1,453,843	1,130,060
Premises and equipment, net	4,015	3,993	3,502
Deferred income tax assets, net	10,666	7,786	11,165
Bank owned life insurance	51,582	51,157	34,948
Intangible assets	1,745	1,737	1,922
Other receivables	3,500	11,408	4,648
Warrant valuation	5,125	4,649	4,747
Prepaid expenses	1,779	1,695	1,804
Accrued interest receivable and other assets	20,533	14,823	13,920
Total assets	$3,912,503	$3,337,024	$2,741,524
Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest-bearing	$2,372,673	$1,951,176	$1,564,856
Demand, interest-bearing	100,496	91,635	107,300
Money market deposit accounts	1,081,211	952,186	742,103
Time deposits	9,384	14,466	30,906
Total deposits	3,563,764	3,009,463	2,445,165
Accrued interest payable and other liabilities	22,093	8,790	12,663
Total liabilities	3,585,857	3,018,253	2,457,828
Commitments and contingencies
Shareholders’ equity:
Common stock, $.01 par value; 70,000,000 and 45,000,000 shares authorized, respectively:
Class A common stock, $.01 par value; 26,485,682 shares, 26,362,618 shares, and 25,245,016 shares issued and outstanding, respectively	265	263	252
Class B convertible common stock, $.01 par value; 3,395,110 shares issued and outstanding	34	34	34
Additional paid in capital	256,382	254,630	250,973
Accumulated other comprehensive income	8,479	12,277	7,308
Retained earnings	61,486	51,567	25,129
Total shareholders’ equity	326,646	318,771	283,696
Total liabilities and shareholders’ equity	$3,912,503	$3,337,024	$2,741,524

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income:
Loans including fees on loans	$22,207	$20,134	$17,720	$42,341	$34,123
Investment securities:
Taxable	6,795	6,898	5,382	13,693	9,943
Non-taxable	2,463	2,329	1,836	4,792	3,608
Federal funds and other short-term investments	128	40	137	168	201
Total interest income	31,593	29,401	25,075	60,994	47,875
Interest expense:
Deposits	193	211	143	404	273
Borrowings and repurchase agreements	1	45	—	46	4
Junior subordinated debt	—	—	56	—	215
Total interest expense	194	256	199	450	492
Net interest income	31,399	29,145	24,876	60,544	47,383
Provision for loan losses	3,758	5,447	3,150	9,205	6,114
Net interest income after provision for loan losses	27,641	23,698	21,726	51,339	41,269
Noninterest income:
Service charges and fees	1,325	1,258	1,126	2,583	2,194
Foreign exchange fees	1,620	1,718	1,363	3,338	3,004
Credit card and merchant income	1,100	1,021	765	2,121	1,401
Investment impairment	—	—	—	—	(43)
Net gain (loss) on securities	1,025	(204)	38	821	47
Letter of credit fees	455	242	297	697	812
Warrant income	239	462	21	701	2,216
Gain on sale of loans	592	806	249	1,398	502
Bank owned life insurance	424	435	317	859	607
Other	852	474	2,196	1,326	2,771
Total noninterest income	7,632	6,212	6,372	13,844	13,511
Noninterest expense:
Personnel	12,541	12,227	10,725	24,768	21,359
Occupancy	880	823	773	1,703	1,513
Data processing	1,049	937	918	1,986	1,740
Furniture and equipment	793	765	660	1,558	1,362
Advertising and promotions	383	241	342	624	617
Professional fees	1,089	812	786	1,901	1,387
Telecommunications	286	291	285	577	545
Travel	285	197	292	482	458
FDIC assessment	497	419	347	916	752
Merger-related expenses	792	212	—	1,004	—
Other	1,712	1,413	1,472	3,125	2,450
Total noninterest expense	20,307	18,337	16,600	38,644	32,183
Income before income tax expense	14,966	11,573	11,498	26,539	22,597
Income tax expense	5,047	3,420	3,447	8,467	6,698
Net income	9,919	8,153	8,051	18,072	15,899
Dividends on preferred stock	—	—	1	—	63
Net income available to common shareholders	$9,919	$8,153	$8,050	$18,072	$15,836
Earnings per share—basic	$0.33	$0.28	$0.28	$0.61	$0.61
Earnings per share—diluted	$0.33	$0.27	$0.27	$0.59	$0.58

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)
The following table presents information regarding average balances for assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. Net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. Yields are also presented on a tax equivalent basis.

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits in other banks	$204,375	$127	0.25%	$75,022	$39	0.21%	$204,385	$134	0.27%
Federal funds sold and other short-term investments	1,001	1	0.35	1,248	1	0.29	1,648	3	0.75
Loans, net of unearned income	1,513,504	22,207	5.89	1,369,428	20,134	5.96	1,119,867	17,720	6.35
Nontaxable securities	303,692	3,789	5.00	287,216	3,583	5.06	233,137	2,823	4.86
Taxable securities	1,407,426	6,795	1.94	1,381,575	6,898	2.02	1,016,082	5,382	2.12
Total interest-earning assets	3,429,998	32,919	3.85	3,114,489	30,655	3.99	2,575,119	26,062	4.06
Less: Allowance for loan losses	(24,919)			(23,521)			(20,086)
Noninterest-earning assets	98,310			99,402			89,478
Total assets	$3,503,389			$3,190,370			$2,644,511
Interest-bearing liabilities:
Demand deposits	$96,817	18	0.08	$92,397	27	0.12	$117,542	21	0.07
Money market	933,385	172	0.07	841,030	179	0.09	692,727	106	0.06
Time deposits	11,733	3	0.09	16,666	5	0.11	30,133	16	0.22
Total interest-bearing deposits	1,041,935	193	0.07	950,093	211	0.09	840,402	143	0.07
FHLB advances	440	1	0.38	49,111	44	0.37	—	—	—
Repurchase agreements	—	—	—	333	—	0.30	—	—	—
Junior subordinated debt	—	—	—	—	—	—	2,236	56	10.09
Total interest-bearing liabilities	1,042,375	194	0.07	999,537	255	0.10	842,638	199	0.09
Noninterest-bearing deposits	2,123,531			1,863,819			1,518,640
Other noninterest-bearing liabilities	12,389			16,910			8,219
Total liabilities	3,178,295			2,880,266			2,369,497
Total shareholders’ equity	325,094			310,104			275,014
Total liabilities and shareholders’ equity	$3,503,389			$3,190,370			$2,644,511
Net interest income		$32,725			$30,400			$25,863
Interest rate spread			3.78%			3.89%			3.97%
Net interest margin			3.83%			3.96%			4.03%
Ratio of average interest-earning assets to average interest-bearing liabilities			329.06%			311.59%			305.60%

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Six Months Ended June 30,
	2015			2014
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits in other banks	$140,056	$166	0.24%	$155,595	$196	0.25%
Federal funds sold and other short-term investments	1,124	2	0.32	1,538	5	0.63
Loans, net of unearned income	1,441,864	42,341	5.92	1,094,482	34,123	6.29
Nontaxable securities	295,499	7,372	5.03	230,629	5,546	4.85
Taxable securities	1,394,572	13,693	1.98	960,306	9,943	2.09
Total interest-earning assets	3,273,115	63,574	3.92	2,442,550	49,813	4.11
Less: Allowance for loan losses	(24,224)			(19,780)
Noninterest-earning assets	98,854			87,317
Total assets	$3,347,745			$2,510,087
Interest-bearing liabilities:
Demand deposits	$94,620	45	0.10	$117,097	44	0.08
Money market	887,462	352	0.08	654,990	199	0.06
Time deposits	14,186	7	0.10	28,138	30	0.22
Total interest-bearing deposits	996,268	404	0.08	800,225	273	0.07
FHLB advances	24,641	46	0.37	995	2	0.41
Repurchase agreements	—	—	—	3,029	1	0.10
Junior subordinated debt	166	—	0.30	4,194	216	10.36
Total interest-bearing liabilities	1,021,075	450	0.09	808,443	492	0.12
Noninterest-bearing deposits	1,994,391			1,455,126
Other noninterest-bearing liabilities	14,636			9,714
Total liabilities	3,030,102			2,273,283
Total shareholders’ equity	317,643			236,804
Total liabilities and shareholders’ equity	$3,347,745			$2,510,087
Net interest income		$63,124			$49,321
Interest rate spread			3.83%			3.99%
Net interest margin			3.89%			4.07%
Ratio of average interest-earning assets to average interest-bearing liabilities			320.56%			302.13%

SQUARE 1 FINANCIAL, INC.
Loans and Unfunded Commitments

	June 30, 2015		March 31, 2015		June 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial loans:
Technology	$739,016	48.47%	$732,840	49.28%	$578,383	49.98%
Life sciences	307,240	20.15	291,700	19.61	232,042	20.05
Asset-based loans	143,204	9.39	163,004	10.96	144,133	12.45
Venture capital/private equity	216,268	14.18	190,037	12.78	121,601	10.51
SBA and USDA	36,926	2.42	35,588	2.39	35,357	3.06
Other	14,062	0.93	11,149	0.75	2,510	0.22
Total commercial loans	1,456,716	95.53	1,424,318	95.77	1,114,026	96.27
Real estate loans:
SBA and USDA	37,995	2.49	36,896	2.48	26,997	2.33
Total real estate loans	37,995	2.49	36,896	2.48	26,997	2.33
Construction:
SBA and USDA	6,752	0.44	5,453	0.37	1,101	0.10
Total construction loans	6,752	0.44	5,453	0.37	1,101	0.10
Credit cards	23,379	1.53	20,465	1.38	14,999	1.30
Total loans	1,524,842	100.00%	1,487,132	100.00%	1,157,123	100.00%
Less unearned income(1)	(8,810)		(8,550)		(5,507)
Total loans, net of unearned income	$1,516,032		$1,478,582		$1,151,616

Total unfunded loan commitments	$1,431,391		$1,297,505		$1,078,788

(1)	Unearned income consists of unearned loan fees, the discount on SBA loans and the unearned initial warrant value.

Client Investment Funds
We offer our clients alternative cash investment vehicles such as sweep accounts and investment in the Certificates of Deposit Account Registry Service (“CDARS”), the latter of which allows us to place client deposits in one or more insured depository institutions.

	June 30, 2015	March 31, 2015	June 30, 2014
Period-end:	(Dollars in thousands)
Client investment assets under management	$1,222,834	$967,868	$245,646
Sweep money market funds	458,683	453,505	277,848
CDARS	31,507	40,382	256,485
Total period-end client investment funds	$1,713,024	$1,461,755	$779,979

SQUARE 1 FINANCIAL, INC.
Credit Quality

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(Dollars in thousands)
Allowance at beginning of period	$24,739	$22,906	$19,094	$22,906	$18,379
Provision for loan losses	3,758	5,447	3,150	9,205	6,114
Charge-offs:
Commercial loans:
Technology	1,630	2,061	332	3,691	2,166
Life sciences	600	1,361	409	1,961	409
Asset-based loans	938	—	—	938	—
SBA and USDA	26	38	—	64	—
Other	246	—	—	246	518
Total commercial loans	3,440	3,460	741	6,900	3,093
Real estate loans:
SBA and USDA	27	540	—	567	—
Total real estate loans	27	540	—	567	—
Total charge offs	3,467	4,000	741	7,467	3,093
Recoveries:
Commercial loans:
Technology	(6)	(386)	(53)	(392)	(156)
SBA and USDA	(1)	—	—	(1)	—
Total commercial loans	(7)	(386)	(53)	(393)	(156)
Total recoveries	(7)	(386)	(53)	(393)	(156)
Net charge offs	3,460	3,614	688	$7,074	$2,937
Allowance at end of period	$25,037	$24,739	$21,556	$25,037	$21,556

Total nonaccrual loans	$17,937	$18,280	$12,280	$17,937	$12,280

Credit Quality Ratios:
Allowance for loan losses as a percent of total loans	1.65%	1.67%	1.87%	1.65%	1.87%
Allowance for loan losses as a percent of nonperforming loans	139.58	135.34	175.54	139.58	175.54
Net charge-offs to average outstanding loans (annualized)	0.92	1.07	0.25	0.99	0.54
Nonperforming loans as a percent of total loans	1.18	1.24	1.07	1.18	1.07
Nonperforming assets as a percent of total assets	0.46	0.55	0.45	0.46	0.45

SQUARE 1 FINANCIAL, INC.
Non-GAAP Financial Measures
The information set forth in this release contains certain financial information determined by methods other than in accordance with GAAP. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. These non-GAAP financial measures for us are “efficiency ratio,” “tangible common equity to tangible assets,” "tangible book value per common share," “net operating income,” "net interest income (fully tax equivalent basis)," and "core banking noninterest income." Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, financial measures presented in accordance with GAAP.
Efficiency ratio represents noninterest expense, excluding merger-related expenses divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. This measure is used by management to evaluate our operational efficiency.
Tangible common equity to tangible assets ratio is used by management to evaluate the adequacy of our capital levels. Tangible common equity is computed as total shareholders’ equity less intangible assets. Tangible assets are calculated as total assets less intangible assets other than loan servicing intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets.
Tangible common equity is computed as total shareholders’ equity less intangible assets. Tangible book value per common share is calculated as tangible common equity divided by common shares outstanding. We believe that the most directly comparable GAAP financial measure is book value per common share.
Non-GAAP net operating income represents net operating income before income tax expense on a fully tax equivalent basis excluding the impact of gains and losses on the sale of securities and impairments. We believe that the most directly comparable GAAP financial measure is income before income tax expense.
Our discussions of net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. We believe that the most directly comparable GAAP financial measure is net interest income.
Core banking noninterest income represents recurring income from traditional banking services provided to our customers and excludes line items where results are typically subject to market or other conditions beyond our control. We believe that the most directly comparable GAAP financial measure is noninterest income.
Non-GAAP earnings per diluted share excluding merger-related expenses represents earnings per diluted share on a GAAP basis excluding the impact of recorded charges for merger expenses related to the PacWest Bancorp and Square 1 merger. Merger expenses include merger transaction and integration costs. Management does not consider these expenses to be representative of our fundamental earnings as we would not otherwise incur these expenses as part of our operations in the periods presented. We believe that the most directly comparable GAAP financial measure is earnings per share - diluted.

The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

(Dollars in thousands)	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Efficiency Ratio
Noninterest expense (GAAP)	$20,307	$18,337	$16,600
Less: merger-related expenses	792	212	—
Adjusted noninterest expense	$19,515	$18,125	$16,600
Net interest taxable equivalent income	32,725	30,400	25,863
Noninterest taxable equivalent income	7,861	6,446	6,543
Less: gain (loss) on sale of securities and impairment	1,025	(204)	38
Adjusted operating revenue	$39,561	$37,050	$32,368
Efficiency ratio	49.33%	48.92%	51.29%
Tangible Common Equity/Tangible Assets
Total equity	$326,646	$318,771	$283,696
Less: Intangible assets(1)	295	344	597
Tangible common equity	$326,351	$318,427	$283,099
Total assets	$3,912,503	$3,337,024	$2,741,524
Less: intangible assets(1)	295	344	597
Tangible assets	$3,912,208	$3,336,680	$2,740,927
Tangible common equity/tangible assets	8.34%	9.54%	10.33%
Net Operating Income
GAAP income before taxes	$14,966	$11,573	$11,498
Add: gain (loss) on sale of securities and impairment	1,025	(204)	38
Add: tax equivalent adjustment	1,555	1,488	1,157
Non-GAAP net operating income before taxes	$15,496	$13,265	$12,617
Net Interest Income
GAAP net interest income	$31,399	$29,145	$24,876
Add: tax equivalent adjustment	1,326	1,255	987
Non-GAAP net interest income (fully tax equivalent basis)	$32,725	$30,400	$25,863
Core Banking Noninterest Income
GAAP noninterest income	$7,632	$6,212	$6,372
Less: net gain (loss) on securities and impairment	1,025	(204)	38
Warrant income	239	462	21
Gain on sale of loans	592	806	249
Bank owned life insurance	424	435	317
Other	565	260	2,035
Non-GAAP core banking noninterest income	$4,787	$4,453	$3,712
Earnings Per Diluted Share Excluding Merger-related Expenses
GAAP earnings per share - diluted	$0.33	$0.27	$0.27
Add: merger related expenses	0.03	—	—
Non-GAAP earnings per diluted share excluding merger costs	$0.36	$0.27	$0.27

(1)	Does not include a loan servicing asset of $1.4 million, $1.4 million and $1.3 million at June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

(Dollars in thousands)	Six Months Ended
	June 30, 2015	June 30, 2014
Efficiency Ratio
Noninterest expense (GAAP)	$38,644	$32,183
Less: merger-related expenses	1,004	—
Adjusted noninterest expense	$37,640	$32,183
Net interest taxable equivalent income	63,124	49,321
Noninterest taxable equivalent income	14,307	13,840
Add: gain on sale of securities and impairment	821	4
Adjusted operating revenue	$76,610	$63,157
Efficiency ratio	49.13%	50.96%
Tangible Common Equity/Tangible Assets
Total equity	$326,646	$283,696
Less: Intangible assets(1)	295	597
Tangible common equity	$326,351	$283,099
Total assets	$3,912,503	$2,741,524
Less: intangible assets(1)	295	597
Tangible assets	$3,912,208	$2,740,927
Tangible common equity/tangible assets	8.34%	10.33%
Net Operating Income
GAAP income before taxes	$26,539	$22,597
Add: gain on sale of securities and impairment	821	4
Add: tax equivalent adjustment	3,043	2,266
Non-GAAP net operating income before taxes	$28,761	$24,859
Net Interest Income
GAAP net interest income	$60,544	$47,383
Add: tax equivalent adjustment	2,580	1,938
Non-GAAP net interest income (fully tax equivalent basis)	$63,124	$49,321
Core Banking Noninterest Income
GAAP noninterest income	$13,844	$13,511
Less: net gain on securities and impairment	821	4
Warrant income	701	2,216
Gain on sale of loans	1,398	502
Bank owned life insurance	859	607
Other	826	2,432
Non-GAAP core banking noninterest income	$9,239	$7,750
Earnings Per Diluted Share Excluding Merger-related Expenses
GAAP earnings per share - diluted	$0.59	$0.58
Add: merger related expenses	0.03	—
Non-GAAP earnings per diluted share excluding merger costs	$0.62	$0.58

(1)	Does not include a loan servicing asset of $1.4 million and $1.3 million at June 30, 2015 and June 30, 2014, respectively.